Exhibit 3.4

SPERO THERAPEUTICS, INC.

BY-LAWS

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at ten o’clock a.m. or such other time as is determined by the Board of Directors, on such date (other than a Saturday, Sunday or legal holiday) as is determined by the Board of Directors, which date shall be within 13 months subsequent to the later of the date of incorporation or the last annual meeting of stockholders, and at such place as the Board of Directors shall each year fix.

Section 2. Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of Spero Therapeutics, Inc. (the “Corporation”), special meetings of stockholders of the Corporation may be called only by the Majority Preferred Interest, as defined in the Corporation’s Certificate of Incorporation, or the consent of any two (2) or more members of the Board of Directors upon ten (10) days written or electronic mail notice. Notice of any such meeting may be waived by any stockholder upon either the signing of a written waiver thereof or presence at a meeting by such stockholder as provided herein; provided, that a Majority Preferred Interest may waive any such notice and such waiver shall be binding on all stockholders. Special meetings of the stockholders may be held at such place within or without the State of Delaware as may be stated in such resolution.

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, stockholders representing a Majority Preferred Interest, present in person or by proxy, shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization.

The Chairman of the Board of Directors or, in his or her absence, such person as the Board of Directors may have designated or, in his or her absence, the Chief Executive Officer of the Corporation (the “CEO”) or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. Conduct of Business.

The Chairman of the Board of Directors or his or her designee or, if neither the Chairman of the Board nor his or her designee is present at the meeting, then a person appointed by a majority of the Board of Directors, shall preside at, and act as chairman of, any meeting of the stockholders. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a vote by ballot shall be taken.

Except as otherwise provided by Certificate of Incorporation of the Corporation or the Delaware General Corporate Law, any action to be taken by stockholders shall require the affirmative vote of the stockholders holding at least a majority of the outstanding stock of the Corporation entitled to vote on such action.

Section 8. Action Without Meeting.

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation within 60 days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Secretary of the Corporation shall provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number, Election, Tenure and Qualification.

Except as otherwise specified in the Certificate of Incorporation of the Corporation, the number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at any special meeting of stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and duly qualified or until his or her earlier death, disability, resignation or removal. Members of the Board of Directors need not be stockholders.

Section 2. Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or the sole remaining director. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Resignation and Removal.

Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the CEO or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called, orally, in writing or by means of electronic communication, by the Chairman of the Board of Directors, if any, one (1) or more members of the Board of Directors or the CEO, designating the time, date and place thereof.

Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each member of the Board of Directors by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such Persons, by the Officer or one of the members of the Board of Directors calling the meeting. Notice shall be given to each member of the Board of Directors in person or by telephone, facsimile or electronic mail sent to his business or home address at least forty-eight (48) hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any member of the Board of Directors if a written waiver of notice is executed by him before or after the meeting, or if communication with such member of the Board of Directors is unlawful. The attendance of a member of the Board of Directors at a meeting shall constitute a waiver of notice of such meeting, except where a member of the Board of Directors attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a majority of the total number of members of the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a number of members of the Board of Directors less than a quorum may adjourn the meeting to another date or time, without further notice or waiver thereof.

Section 7. Action by Consent.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 10. Powers.

The Board of Directors may, except as otherwise required by law and the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)	To declare dividends from time to time in accordance with law;

(2)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8)	To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation’s business and affairs.

Section 11. Compensation of Directors.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for such committees, elect a director or directors to serve as the members of such committees. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. Enumeration.

The officers of the Corporation shall be the President, the Treasurer, the Secretary and such other officers as the Board of Directors may determine, including, but not limited to, the Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2. Election.

The President, CEO, Treasurer, Secretary and such other officers as the Board of Directors may determine may be elected by the Board of Directors at any meeting. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Qualification.

No officer need be a stockholder. The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his or her duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

Section 4. Tenure and Removal.

Each officer elected or appointed by the Board of Directors shall hold office until his successor is elected or until his earlier resignation or removal. Each officer appointed by an officer designated by the Board of Directors to elect or appoint such officer, if any, shall hold office until his successor is elected or until his earlier resignation or removal. Any officer may resign by giving written notice of his or her resignation to the Chairman of the Board, if any, the President, or the Secretary, or to the Board of Directors at a meeting of the Board, and such resignation shall become effective at the time specified therein. Any officer may be removed from office with or without cause by vote of a majority of the directors. Any officer appointed by an officer designated by the Board of Directors to elect or appoint such officer, if any, may be removed with or without cause by such officer.

Section 5. Chairman of the Board.

The Board of Directors may elect a chairman, who, unless otherwise agreed upon by a majority of the Preferred Directors shall be an independent director that is not affiliated with any stockholder and is not an employee of the Corporation or any subsidiary of the Corporation. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these By-Laws or from time to time be determined by the Board of Directors.

Section 6. Chief Executive Officer

The CEO shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. Unless otherwise provided by the Board of Directors, he or she shall preside, when present, at all meetings of the Stockholders. Any action taken by the CEO, and the signature of the CEO on any agreement, contract, instrument or other document on behalf of the Corporation shall, with respect to any third party, be sufficient to bind the Corporation and shall conclusively evidence the authority of the CEO and the Corporation with respect thereto.

Section 7. President.

The President shall, subject to the direction of the Board of Directors and the CEO, have general supervision and control of the Corporation’s business. Any action taken by the President, and the signature of the President on any agreement, contract, instrument or other document on behalf of the Corporation shall, with respect to any third party, be sufficient to bind the Corporation and shall conclusively evidence the authority of the President and the Corporation with respect thereto.

Section 8. Vice Presidents.

The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors may determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors may determine) whenever the President is absent or unable to act. The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be determined by the Board of Directors.

Section 9. Treasurer and Chief Financial Officer and Assistant Treasurers.

The Treasurer, Chief Financial Officer and Assistant Treasurers shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. They shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Section 10. Secretary and Assistant Secretaries.

The Secretary shall record all the proceedings of the meetings of the Board of Directors (including committees thereof) and the meetings of the stockholders in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President or the CEO.

Section 11. Bond.

If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his control and belonging to the Corporation.

Section 12. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President, the Treasurer or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 13. Other Powers and Duties.

Each Officer shall have, in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Section 6. Interpretation.

The Board of Directors shall have the power to interpret all of the terms and provisions of these By-Laws, which interpretation shall be conclusive.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by courier service, prepaid telegram or mailgram, or telecopy, cable, or telex. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by courier, telegram, mailgram, telecopy, cable, or telex shall be the time of the giving of the notice.

Section 2. Waiver of Notice.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a director or stockholder at a meeting without protesting prior thereto or at its commencement the lack of notice shall also constitute a waiver of notice by such director or stockholder.

ARTICLE VII - INDEMNIFICATION

Section 1. Right to Indemnification.

The Corporation (i) shall indemnify, to the fullest extent permitted by law, all Indemnified Persons (as defined below) against all Expenses (as defined below) incurred by the Indemnified Persons in connection with any Proceeding (as defined below) in which an

Indemnified Person is involved as a result of serving in the capacity by reason of which such Person is deemed to be an “Indemnified Person.” The determination of whether the Corporation is authorized to indemnify the Indemnified Persons hereunder and any award of indemnification shall be made by one of the following methods, which shall be at the election of the Board of Directors: (a) by a majority of the votes held by Directors who are not parties to the proceeding in question, even though less than a quorum, (b) by a committee of Directors designated by a majority of the Directors who are not parties to the proceeding in question, even though less than a quorum, (c) if there are no Directors who are not parties to the proceeding in question or if the Directors who are not parties to the proceeding in question so direct, by Independent Counsel (as defined below) appointed by the Directors or a Majority Preferred Interest or (d) if so directed by the Board of Directors, by a majority of the stockholders of the Corporation.

Section 2. Definitions.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a proceeding, or responding to, or objecting to, a request to provide discovery in any proceeding. Expenses also shall include expenses incurred in connection with any appeal resulting from any proceeding and any federal, state, local or foreign taxes imposed on the Indemnified Person as a result of the actual or deemed receipt of any payments hereunder, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnified Person or the amount of judgments or fines against the Indemnified Person. “Indemnified Person” includes (i) a person serving as a Director or an officer of the Corporation or in a similar executive capacity appointed by the Board of Directors and exercising rights and duties delegated by the Board of Directors, (ii) a person serving at the request of the Corporation as a Director, manager, Officer, employee or other agent of another organization, including, without limitation, any subsidiary of the Corporation, and (iii) any person who formerly served in any of the foregoing capacities (with respect to matters relating to such services). “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or the Indemnified Person in any matter material to either such party (other than with respect to matters concerning the Indemnified Person hereunder, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnified Person in an action to determine the Indemnified Person’s rights under this Agreement. “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnified Person was, is or will be involved as a party or otherwise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided hereunder; including one pending on or before the date these Bylaws are adopted by the Board of Directors of this Agreement, but excluding one initiated by the Indemnified Person to enforce rights under Article VII, Section 1 hereto. “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

Section 3. Successor Indemnification.

The indemnification provided hereunder shall inure to the benefit of the heirs and personal representatives of the Directors. If the Corporation or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Corporation assume the obligations of the Corporation with respect to indemnification of Directors as in effect immediately before such transaction.

Section 4. Specific Authorization.

Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

Section 5. Advance Payment.

Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article.

Section 6. Non-Exclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7. Insurance.

The Board of Directors may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 8. Continuation of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Severability.

If any word, clause or provision of this Article or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 10. Intent of Article.

The intent of this Article is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

Section 10. Consistency with Certificate of Incorporation.

Notwithstanding the foregoing, to the extent that any word, clause or provision of this Article conflicts with the Certificate of Incorporation, the Certificate of Incorporation shall control.

ARTICLE VIII - CERTAIN TRANSACTIONS

Section 1. Transactions with Interested Parties.

Unless entered into in bad faith, no contract or transaction between the Corporation or any of its subsidiaries and one or more of its or their directors, officers, or stockholders or between the Corporation or any of its subsidiaries and any other Person in which one or more of its or any of its subsidiaries’ directors, officers or stockholders have a financial interest or are directors, partners, members, stockholders, officers or employees, shall be void or voidable solely for this reason, or solely because such director, officer or stockholder is present at or participates in the authorization of such contract or transaction if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

Section 5. Time Periods.

In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X - AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any meeting of the stockholders or of the Board of Directors, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting.